                         CONFIDENTIAL LICENSE AGREEMENT
                              FOR GAME BOY ADVANCE
                              (Western Hemisphere)

         THIS LICENSE AGREEMENT ("Agreement") is entered into between NINTENDO
OF AMERICA INC. ("NOA"), at 4820 150th Avenue N.E., Redmond, WA 98052 Attn:
General Counsel (Fax: (425)-882-3585) and Majesco Sales, Inc., ("LICENSEE") at
160 Raritan Center Parkway, Edison, NJ 08837 Attn: Jesse Sutton (Fax: (732)
225-8408). NOA and LICENSEE agree as follows:

1.       RECITALS

         1.1 NOA markets and sells advanced design, high-quality video game systems, including the GAME BOY(R) ADVANCE system.

         1.2 LICENSEE desires a license to use highly proprietary programming development specifications, development tools, trademarks and other valuable intellectual property rights of NOA and its parent company, Nintendo Co., Ltd.
(collectively "Nintendo"), to develop, have manufactured, advertise, market and sell video game software for play on the GAME BOY(R) ADVANCE system.

         1.3 NOA is willing to grant a license to LICENSEE on the terms and conditions set forth in this Agreement.

2.       DEFINITIONS

         2.1 "Artwork" means the design specifications for the Game Cartridge label and Printed Materials in the format specified by NOA in the Guidelines.

         2.2 "Development Tools" means the development kits, programming tools, emulators, and other materials that may be used in the development of Games under this Agreement.

         2.3 "Effective Date" means the last date on which all parties shall have signed this Agreement.

         2.4 "Finished Product(s)" means the fully assembled and shrink-wrapped
Licensed Products, each including a Game Cartridge, Game Cartridge label and
Printed Materials.

         2.5 "Game Cartridges(s)" means custom cartridges specifically manufactured under the terms of this Agreement for play on the GAME BOY ADVANCE system, incorporating semiconductor components in which a Game has been stored.

         2.6 "Game(s)" means interactive video game programs (including source and object/binary code) developed for play on the GAME BOY(R) ADVANCE system.

         2.7 "Guidelines" means the current version or any future revision of the "Game Boy Packaging Guidelines, "Nintendo Trademark Guidelines", "Game Boy
Advance Development Manual" and related guidelines.

         2.8 "Independent Contractor" means any individual or entity that is not an employee of LICENSEE, including any independent programmer, consultant, contractor, boa member or advisor.

         2.9 "Intellectual Property Rights" means individually, collectively or in any combination, Proprietary Rights owned, licensed or otherwise held by
Nintendo that are associated with the development, manufacturing, advertising, marketing or sale of the Licensed Products, including, without limitation, (a)
registered and unregistered trademarks and trademark applications used in connection with video games for play on the GAME BOY(R) ADVANCE system including
"Nintendo(R)", "GAME BOY(R) ADVANCE", "AGB" and the "Official Nintendo Seal of
Quality(R)", (b) select trade dress associated with the GAME BOY(R) ADVANCE system and licensed video games for play thereon, (c) Proprietary Rights in the
Security Technology incorporated into the Game Cartridges, (d) rights in the
Development Tools for use in developing the Games, (e) patents or design registrations associated with the Game Cartridges, (f) copyrights in the
Guidelines, and (g) other Proprietary Rights of Nintendo in Confidential
Information.

         2.10 "Licensed Products" means (a) Finished Products, or (b) Stripped
Products when fully assembled and shrink-wrapped with the Printed Materials.

         2.11 "Marketing Materials" means marketing, advertising or promotional materials developed by or for LICENSEE (or subject to LICENSEE's approval) to promote the sale of the Licensed Products, including, but not limited to, television, radio and on-line advertising, point-of-sale materials (e.g.
posters, counter-cards), package advertising and print media or materials.

         2.12 "NDA" means the non-disclosure agreement providing for the protection of Confidential Information related to the GAME BOY(R) ADVANCE system previously entered into between NOA and LICENSEE.

         2.13 "Notice" means any notice permitted or required under this
Agreement. All notices shall be sufficiently given when (a) personally served or delivered, or (b) transmitted by facsimile, with an original sent concurrently by first class U.S. mall, or (C) deposited, postage prepaid, with a guaranteed air courier service, in each case addressed as stated herein, or addressed to such other person or address either party may designate in a Notice. Notice shall be deemed effective upon the earlier of actual receipt or two (2) business days after transmittal.

         2.14 "Price Schedule" means the current version or any future revision of NOA's schedule of purchase prices and minimum order quantities for the
Licensed Products.

         2.15 "Printed Materials" means the box, user instruction booklet, poster, warranty card and LICENSEE inserts incorporating the Artwork, together with a precautions booklet as specified by NOA.

         2.16 "Proprietary Rights" means any rights or applications for rights owned, licensed or otherwise held in patents, trademarks, service marks, copyrights, mask works, trade secrets, trade dress, moral rights and publicity rights, together with all inventions, discoveries, ideas, technology, know-how, data, information, processes, formulas, drawings and designs, licenses, computer programs, software source code and object code, and all amendments, modifications, and improvements thereto for which such patent, trademark, service mark work, trade secrets,

trade dress, moral rights or publicity rights may exist or may be sought and obtained in the future.

         2.17 "Reverse Engineer(ing)" means, without limitation, (a) the x-ray, electronic scanning or physical or chemical stripping of semiconductor components, (b) the disassembly, decompilation, decryption or simulation of object code or executable code, or (c) any other technique designed to extract source code or facilitate the duplication of a program or product.

         2.18 "Security Technology" means, without limitation, any security, signature, bios, data scrambling, password, hardware security apparatus, watermark, hologram, copyright management information system or any feature which facilitates or limits compatibility with other hardware or software outside of the Territory or on a different video game system.

         2.19 "Stripped Product(s)" means the Game Cartridges with Game
Cartridge labels affixed.

         2.20 "Term" means three (3) years from the Effective Date.

         2.21 "Territory" means all countries within the Western Hemisphere and their territories and possessions.

3.       GRANT OF LICENSE: LICENSEE RESTRICTIONS

         3.1 Limited License Grant. For the Term and for the Territory, NOA
grants to LICENSEE a nonexclusive, nontransferable, limited license to use the
Intellectual Property Rights to develop Games for manufacture, advertising, marketing and sale as Licensed Products, subject to the terms and conditions of this Agreement. Except as permitted under a separate written authorization from
Nintendo, LICENSEE shall not use the Intellectual Property Rights for any other purpose.

         3.2 LICENSEE Acknowledgement. LICENSEE acknowledges (a) the value of the Intellectual Property Rights, (b) the right, title, and Interest of Nintendo in and to the Intellectual Property Rights, and (c) the right, title and interest of Nintendo in and to the Proprietary Rights associated with all aspects of the GAME BOY(R) ADVANCE system. LICENSEE recognizes that the Games,
Game Cartridges and Licensed Products will embody valuable rights of Nintendo and Nintendo's licensors. LICENSEE represents and warrants that it will not undertake any act or thing which in any way impairs or is intended to impair any part of the right, title, interest or goodwill of Nintendo in the Intellectual
Property Rights. LICENSEE's use of the Intellectual Property Rights shall not create any right, title, or interest of LICENSEE therein.

         3.3 LICENSEE Restrictions and Prohibitions. LICENSEE represents and warrants that it will not at any time, directly or indirectly, do or cause to be done, any of the following:

                  (a) Grant access to, distribute, transmit or broadcast a Game by electronic means or by any other means known or hereafter devised, including, without limitation, by wireless, cable, fiber optic, telephone lines, microwave, radiowave, computer or other device network; provided, however, that limited transmissions may be made for the sole purpose of

facilitating development under the terms of this Agreement, but no right of retransmission shall attach to any such authorized transmission and, reasonable security measures, customary within the high technology industry, shall be utilized to reduce the risk of unauthorized interception or retransmission of any such authorized transmission,

                  (b) authorize or permit any online activities involving a
Game, including, without limitation, multiplayer, peer-to-peer or online play,

                  (c) modify, install or operate a Game on any server or
computing device for the purpose of or resulting in the rental, lease, loan or other grant of remote access to the Game,

                  (d) emulate, interoperate, interface or link a Game for
operation or use with any hardware or software platform, accessory, computer language, computer environment, chip instruction set, consumer electronics device or device other than the GAME BOY(R) ADVANCE system or the Development
Tools,

                  (e) embed, incorporate, or store a Game in any media or for format except the cartridge format utilized by the GAME BOY(R) ADVANCE system, except as may be necessary as part of the Game development process under this
Agreement,

                  (f) design, implement or undertake any process, procedure, program or act designed to circumvent the Security Technology,

                  (g) utilize the Intellectual Property Rights to design or
develop any interactive video game program, except as authorized under this
Agreement,

                  (h) manufacture or reproduce a Game developed under this
Agreement, except through Nintendo, or

                  (i) Reverse Engineer or assist in the Reverse Engineering of all or any part of the GAME BOY(R) ADVANCE system, including the hardware or software (whether embedded or otherwise), or the Security Technology.

         3.4 Development Tools. Nintendo may lease, loan or sell Development
Tools to LICENSEE to assist in the development of Games under this Agreement.
Ownership and use of any Development Tools provided to LICENSEE by Nintendo shall be subject to the terms of this Agreement. LICENSEE acknowledges the exclusive interest of Nintendo in and to the Proprietary Rights associated with the Development Tools. LICENSEE's use of the Development Tools shall not create any right, title or interest of LICENSEE therein. LICENSEE shall not, directly or indirectly, (a) use the Development Tools for any purpose except the design and development of Games under this Agreement, (b) reproduce or create derivatives of the Development Tools, except in association with the development of Games under this Agreement, (c) Reverse Engineer the Development Tools, or
(d) sell, lease, assign, lend, license, encumber or otherwise transfer the
Development Tools. Any tools developed or derived by LICENSEE as a result of a study of the performance, design or operation of the Development Tools shall be considered derivative works of the Intellectual Property Rights, but may be retained and utilized by LICENSEE in connection with this Agreement. In no event shall LICENSEE (i) seek, claim or file for any patent, copyright or other
Proprietary Right with regard to any such derivative

work, (ii) make available any such derivative work to any third party, or (iii)
use any such derivative work except in connection with the design and development of Games under this Agreement.

4.       SUBMISSION OF GAME AND ARTWORK FOR APPROVAL

         4.1 Development and Sale of the Games. LICENSEE may develop Games and have manufactured, advertised, marketed and sold Licensed Products for play on the GAME BOY(R) ADVANCE system only in accordance with this Agreement.

         4.2 Third Party Developers. LICENSEE shall not disclose the
Confidential Information, the Guidelines or the Intellectual Property Rights to
any Independent Contractor, nor permit any Independent Contractor to perform or assist in development work for a Game, unless and until such Independent
Contractor has been approved by NOA and has executed a written confidentiality agreement with NOA relating to the GAME GOY(R) ADVANCE system.

         4.3 Delivery of Completed Game. Upon completion of a Game, LICENSEE shall deliver a prototype of the Game to NOA in a format specified in the
Guidelines, together with written user instructions, a complete description of any security holes, backdoors, time bombs, cheats, "easter eggs" or other hidden features or characters in the Game and a complete screen text script. NOA shall promptly evaluate the Game with regard to (a) its technical compatibility with an error-free operation on the GAME BOY(R) ADVANCE system, and (b) its compliance with the game content guidelines of the Entertainment Software
Ratings Board ("ESRB"). LICENSEE shall provide NOA with a certificate of a rating for the Game from the ESRB other than "AO" or "ADULTS ONLY".

         4.4 Approval of Completed Game. NOA shall, within a reasonable period of time after receipt, approve or disapprove each submitted Game. If a Game is disapproved, NOA shall specify in writing the reasons for such disapproval and state what corrections or improvements are necessary. After making the necessary corrections or improvements, LICENSEE shall submit a revised Game to NOA for approval. NOA shall not unreasonably withhold or delay its approval of any Game.
The approval of a Game by NOA shall not relieve LICENSEE of its sole responsibility for the development, quality and operation of the Game or in any way create any warranty for a Game or a Licensed Product by NOA.

         4.5 Submission of Artwork. Upon submission of a completed Game to NOA,
LICENSEE shall prepare and submit to NOA the Artwork for the proposed Licensed
Product. Within ten (10) business days of receipt, NOA shall approve or disapprove the Artwork. If any Artwork is disapproved, NOA shall specify in writing the reasons for such disapproval and state what corrections or improvements are necessary. After making the necessary corrections or improvements, LICENSEE shall submit revised Artwork to NOA for approval. NOA shall not unreasonably withhold or delay its approval of any Artwork. The approval of the Artwork shall not relieve LICENSEE of its sole responsibility for the development and quality of the Artwork or in any way create any warranty for the Artwork or the Licensed product by NOA.

         4.6 Artwork for Stripped Product. If LICENSEE submits an order for
Stripped Product, all Artwork shall be submitted to NOA in advance of NOA's acceptance of the order and no

production of Printed Materials shall occur until such Artwork has been approved by NOA under Section 4.5 herein.

5.       ORDER PROCESS, PURCHASE PRICE, PAYMENT AND DELIVERY

         5.1 Submission of Orders by LICENSEE. LICENSEE may at any time submit written purchase orders to NOA for any approved Licensed Product title. The purchase order shall specify whether it is for Finished Product or Stripped
Product The terms and conditions of this Agreement shall control over any contrary terms of such purchase order or any other written documents submitted by LICENSEE. All orders are subject to acceptance by NOA in Redmond, WA.

         5.2 Purchase Price and Minimum Order Quantities. The purchase price and minimum order quantities for the Licensed Products shall be set forth in NOAs then current Price Schedule. The purchase price includes the cost of manufacturing together with a royalty for the use of the Intellectual Property
Rights. No taxes, duties, import fees or other tariffs related to the development, manufacture, import, marketing or sale of the Licensed Products are included in the purchase price and all such taxes are the responsibility of
LICENSEE (except for taxes imposed on NOA's income). The Price Schedule is subject to change by NOA at any time without Notice.

         5.3 Payment. Upon placement of an order with NOA, LICENSEE shall pay the full purchase price to NOA either (a) by placement of an irrevocable letter of credit in favor of NOA and payable at sight, issued by a bank acceptable to
NOA and confirmed, if requested by NOA, at LICENSEE's expense, or (b) in cash, by wire transfer to NOA's designated account. All associated banking charges shall be for LICENSEE's account.

         5.4 Shipment and Delivery. The Licensed Products shall be delivered
F.O.B. Japan or such other delivery point specified by NOA. with shipment at
LICENSEE's direction and expense. Orders may be delivered by NOA in partial shipments, each directed to not more than two (2) destinations designated by
LICENSEE within the Territory. Title to the Licensed Products shall vest in accordance with the terms of the applicable letter of credit or, in the absence thereof, at the point of delivery.

6.       MANUFACTURE OF THE LICENSED PRODUCT

         6.1 Manufacturing. Nintendo Co., Ltd. shall be the exclusive source for the manufacture of the Game Cartridges, with responsibility for all aspects of the manufacturing process, including the selection of the locations and specifications for any manufacturing facilities, determination of materials and processes, appointment of suppliers and subcontractors and management of all work-in-progress.

         6.2 Manufacture of the Licensed Products. Upon acceptance by NOA of a purchase order for an approved Licensed Product title and payment as provided for under Section 5.3 herein, NOA (through Nintendo Co., Ltd., and/or its subcontractors), will arrange for the Product or Stripped Product, as specified in LICENSEE's purchase order.

         6.3 Security Features. The final release version of the Game, Game
Cartridges and Printed Materials shall include such Security Technology as
Nintendo, in its sole discretion, may deem necessary or appropriate.

         6.4 Production of Stripped Product Printed Materials. For Stripped
Product, LICENSEE shall arrange and pay for the production of the Printed
Materials using the Artwork. Upon receipt of an order of Stripped Product,
LICENSEE shall assemble the Game Cartridges and Printed Materials into the
Licensed Products. Licensed Products may be sold or otherwise distributed by
LICENSEE only in fully assembled and shrink-wrapped condition.

         6.5 Prior Approval of LICENSEE's Independent Contractor. Prior to the
placement of a purchase order for Stripped Product, LICENSEE shall obtain NOA's approval of any Independent Contractors selected to perform the production and assembly operations. LICENSEE shall provide NOA with the names, addresses and all business documentation reasonably requested by NOA for such Independent
Contractors. NOA may, prior to approval and at reasonable intervals thereafter,
(a) require submission of additional business or financial information regarding the Independent Contractors, (b) inspect the facilities of the Independent
Contractors, and (c) be present to supervise any work on the Licensed Products to be done by the Independent Contractors. If at any time NOA deems an
Independent Contractor to be unable to meet quality, security or performance standards reasonably established by NOA, NOA may refuse to grant its approval or withdraw its approval upon Notice to LICENSEE. LICENSEE may not proceed with the production of the Printed Materials or assembly of the Licensed Product until
NOA's concerns have been resolved to its satisfaction or until LICENSEE has selected and received NOA's approval of another Independent Contractor.

         6.6 NOA Inserts for Stripped Product. NOA, at its option, may provide
LICENSEE with NOA produced promotional materials (as provided for at Section
7.7(a) herein), which LICENSEE agrees to include in the assembly of the Licensed
Products.

         6.7 Sample Printed Materials and Stripped Product. Within a reasonable period of time after LICENSEE's assembly of the initial order for a Stripped
Product title, LICENSEE shall provide NOA with (a) one (1) sample of the fully assembled, shrink-wrapped Licensed Product, and (b) fifty (50) samples of
LICENSEE produced Printed Materials for such Licensed Product.

         6.8 Retention of Sample Licensed Products by Nintendo. Nintendo may, at
its own expense, manufacture reasonable quantities of the Game Cartridges or the
Licensed Products to be used for archival purposes, legal proceedings against infringers of the Intellectual Property Rights or for other lawful purposes.

7.       MARKETING AND ADVERTISING

         7.1 Approval of Marketing Materials. LICENSEE represents and warrants that the Marketing Materials shall (a) be of high quality and comply with the
Guidelines, (b) comply with all voluntary ESRB advertising, marketing or merchandising guidelines, and (c) comply with all applicable laws and regulations. In those jurisdictions in the Territory where they will be used or distributed. Prior to actual use or distribution, LICENSEE shall submit to NOA for review samples of all proposed Marketing Materials. NOA shall, within ten
(10) business days of

receipt, approve or disapprove the quality of such samples. If any of the samples are disapproved, NOA shall specify the reasons for such disapproval and state what corrections and/or improvements are necessary. After making the necessary corrections and/or improvements, LICENSEE shall submit revised samples for approval by NOA. No Marketing Materials shall be used or distributed by
LICENSEE without NOA's prior written approval. NOA shall not unreasonably withhold or delay its approval of any proposed Marketing Materials

         7.2 No Bundling. LICENSEE shall not market or distribute any Finished
Product or Stripped Product that has been bundled with (a) any peripheral designed for use with the GAME BOY(R) system which has not been licensed or approved in writing by NOA, or (b) any other product or service where NOA's sponsorship, association, approval or endorsement might be suggested by the bundling of the products or services.

         7.3 Warranty and Repair. LICENSEE shall provide the original consumer with a minimum ninety (90) day limited warranty on all Licensed Products.
LICENSEE shall also provide reasonable product service, including out-of-warranty service, for all Licensed Products.

         7.4 Business Facilities. LICENSEE agrees to develop and maintain (a)
suitable office facilities within the United States, adequately staffed to enable LICENSEE to fulfill all responsibilities under this Agreement, (b)
necessary warehouse, distribution, marketing, sales, collection and credit operations to facilitate proper handling of the Licensed Products, and (c)
customer service and game counseling, including telephone service, to adequately support the Licensed Products.

         7.5 No Sales Outside the Territory. LICENSEE represents and warrants that it shall not market, sell, offer to sell, import or distribute the Licensed
Products outside the Territory, or within the Territory, when with actual or constructive knowledge that a subsequent destination of the Licensed Product is outside the Territory.

         7.6 Defects and Recall. In the event of a material programming defect in a Licensed Product that would, in NOA's reasonable judgment, significantly impair the ability of a consumer to play the Game, NOA may, after consultation with LICENSEE, require the LICENSEE to recall the Licensed Product and undertake suitable repairs or replacements.

         7.7 NOA Promotional Materials, Publications and Events. At its option,
NOA may (a) insert in the Printed Materials for the Licensed Products promotional materials concerning Nintendo Power magazine or other NOA products, services or programs, (b) utilize screen shots, Artwork and information regarding the Licensed Products in Nintendo Power, Nintendo Power Source or
other advertising, promotional or marketing media which promotes Nintendo products, services or programs, and (c) exercise public performance rights in the Games and use related trademarks and Artwork in connection with NOA sponsored contests, tours, conventions, trade shows, press briefings and similar events which promote the GAME BOY(R) ADVANCE system.

         7.8 Nintendo Gateway System. To promote and increase demand for games on Nintendo video game systems, NOA licenses a system (the "Nintendo Gateway
System") in various non-coin activated commercial settings such as commercial airlines, cruise ships, rail systems and hotels, where customers play games on specially adapted Nintendo video game systems. If NOA

identifies a Game for possible license on the Nintendo Gateway System, the parties agree to conduct good faith negotiations toward including the Game in the Nintendo Gateway System.

8.       CONFIDENTIAL INFORMATION

         8.1 Definition. "Confidential Information" means Information provided to LICENSEE by Nintendo or any third party working with Nintendo relating to the hardware and software for the GAME BOY(R) ADVANCE system or the Development
Tools, including, but not limited to, (a) all current or future information, know-how, techniques, methods, information, tools, emulator hardware or software, software development specifications, arid/or trade secrets, (b) any patents or patent applications, (c) any business, marketing or sales data or information, and (d) any other information or data relating to development, design, operation, manufacturing, marketing or sales. Confidential Information shall include all confidential information disclosed, whether in writing, orally, visually, or in the form of drawings, technical specifications, software, samples, pictures, models, recordings, or other tangible items which contain or manifest, in any form, the above listed information. Confidential
Information shall not include (i) data and manifest information which was in the public domain prior to LICENSEE's receipt of the same hereunder, or which subsequently becomes part of the public domain by publication or otherwise except by LICENSEE's wrongful act or omission, (ii) data and information which
LICENSEE can demonstrate, through written records kept in the ordinary course of business, was in its possession without restriction on use or disclosure, prior to its receipt of the same hereunder and was not acquired directly or indirectly from Nintendo under an obligation of confidentiality which is still in force, and (iii) data and information which LICENSEE can show was received by it from a third party who did not acquire the same directly or indirectly from Nintendo and to whom LICENSEE has no obligation of confidentiality.

         8.2 Disclosures Required by Law. LICENSEE shall be permitted to disclose Confidential Information if such disclosure is required by an authorized governmental or judicial entity, provided that NOA is given Notice thereof at least thirty (30) days prior to such disclosure. LICENSEE shall use its best efforts to limit the disclosure to the greatest extent possible consistent with LICENSEE's legal obligations, and if required by NOA, shall cooperate in the preparation and entry of appropriate protective orders.

         8.3 Disclosure and Use. NOA may provide LICENSEE with highly confidential development information, Guidelines, Development Tools, systems, specifications and related resources and information constituting and incorporating the Confidential Information to assist LICENSEE in the development of Games. LICENSEE agrees to maintain all Confidential Information as strictly confidential and to use such Confidential Information only in accordance with this Agreement. LICENSEE shall limit access to the Confidential Information to
LICENSEE's employees having a strict need to know and shall advise such employees of their obligation of confidentiality as provided herein. LICENSEE shall require each such employee to retain in confidence the Confidential
Information pursuant to a written nondisclosure agreement between LICENSEE and such employee. LICENSEE shall use its best efforts to ensure that its employees working with or otherwise having access to Confidential Information shall not disclose or make any unauthorized use of the Confidential Information.

         8.4 No Disclosure to Independent Contractors. LICENSEE shall not disclose the Confidential Information to any Independent Contractor without the prior written consent of NOA. Any Independent Contractor seeking access to
Confidential Information shall be required to enter into a written nondisclosure agreement with NOA prior to receiving any access to or disclosure of the
Confidential Information from either LICENSEE or NOA.

         8.5 Agreement Confidentiality. LICENSEE agrees that the terms, conditions and contents of this Agreement shall be treated as Confidential
Information. Any public announcement or press release regarding this Agreement or the release dates for Games developed by LICENSEE under this Agreement shall be subject to NOA's prior written approval. The parties may disclose this
Agreement (a) to accountants, banks, financing sources, lawyers, parent companies and related parties under substantially equivalent confidentiality obligations, (b) in connection with any formal legal proceeding for the enforcement of this Agreement, (c) as required by the regulations of the
Securities and Exchange Commission ("SEC"), provided that all Confidential
Information regarding NOA shall be redacted from such disclosures to the maximum extent allowed by the SEC, and (d) in response to lawful process, subject to a written protective order approved in advance by NOA.

         8.6 Notification Obligations. LICENSEE shall promptly notify NOA of the unauthorized use or disclosure of any Confidential Information and shall promptly act to recover such information and prevent further breach of the obligations herein. The obligations of LICENSEE set forth herein are in addition to and not in lieu of any other legal remedy that may be available to NOA under this Agreement or applicable law.

         8.7 Continuing Effect of the NDA. The terms of this Section 8 supplement the terms of the NDA, which shall remain in effect In the event of a conflict between the terms of the NDA and this Agreement, the terms of this
Agreement shall control.

9.       REPRESENTATIONS AND WARRANTIES

         9.1 LICENSEE's Representations and Warranties. LICENSEE represents and warrants that:

                  (a) it is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof,

                  (b) the execution, delivery and performance of this Agreement by LICENSEE does not conflict with any agreement or understanding to which
LICENSEE may be bound,

                  (c) excluding the Intellectual Property Rights, LICENSEE is either (i) the sole owner of all right, title and interest in and to the trademarks, copyrights and other intellectual property rights used on or in association with the development, advertising, marketing and sale of the
Licensed Products and the Marketing Materials, or (ii) the holder of such rights to the trademarks, copyrights and other intellectual property rights which have been licensed from a third party as are necessary for the development, advertising, marketing an sale of the Licensed Products and the Marketing
Materials under this Agreement.

                                       10

         9.2 NOA's Representations and Warranties. NOA represents and warrants that:

                  (a) It is a duly organized and validly existing corporation and has full authority to enter into this Agreement and to carry out the provisions hereof, and

                  (b) The execution, delivery and performance of this Agreement by NOA does not conflict with any agreement or understanding to which NOA may be bound.

         9.3 INTELLECTUAL PROPERTY RIGHTS DISCLAIMER BY NOA. NOA MAKES NO
REPRESENTATION OR WARRANTY CONCERNING THE SCOPE OR VALIDITY OF THE INTELLECTUAL
PROPERTY RIGHTS. NOA DOES NOT WARRANT THAT DESIGN, DEVELOPMENT, ADVERTISING,
MARKETING OR SALE OF THE LICENSED PRODUCTS OR THE USE OF THE INTELLECTUAL
PROPERTY RIGHTS BY LICENSEE WILL NOT INFRINGE UPON PATENT, COPYRIGHT, TRADEMARK
OR OTHER PROPRIETARY RIGHTS OF A THIRD PARTY. ANY WARRANTY THAT MAY BE PROVIDED
IN ANY APPLICABLE PROVISION OF THE UNIFORM COMMERCIAL CODE OR ANY OTHER
COMPARABLE LAW OR STATUTE IS EXPRESSLY DISCLAIMED. LICENSEE HEREBY ASSUMES THE
RISK OF INFRINGEMENT.

         9.4 GENERAL DISCLAIMER BY NOA. NOA DISCLAIMS ANY AND ALL WARRANTIES
WITH RESPECT TO THE LICENSED PRODUCTS, INCLUDING, WITHOUT LIMITATION, THE
SECURITY TECHNOLOGY. LICENSEE PURCHASES AND ACCEPTS ALL LICENSED PRODUCTS ON AN
"AS IS" AND `WHERE IS" BASIS. NOA DISCLAIMS ALL WARRANTIES UNDER THE APPLICABLE
LAWS OF ANY COUNTRY, EXPRESS OR IMPLIED, INCLUDING IMPLIED WARRANTIES OF
MERCHANTABILITY OR FITNESS FOR A GENERAL OR PARTICULAR PURPOSE.

         9.5 LIMITATION OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW,
NEITHER NOA NOR NINTENDO CO., LTD. (OR THEIR RESPECTIVE AFFILIATES, LICENSORS OR
SUPPLIERS) SHALL BE LIABLE FOR LOSS OF PROFITS, OR FOR ANY SPECIAL, PUNITIVE,
INCIDENTAL OR CONSEQUENTIAL DAMAGES OF LICENSEE OR ITS CUSTOMERS ARISING OUT OF
OR RELATED TO THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE BREACH OF THIS
AGREEMENT BY NOA, THE MANUFACTURE OF THE LICENSED PRODUCTS OR THE USE OF THE
LICENSED PRODUCTS ON ANY NINTENDO VIDEO GAME SYSTEM BY LICENSEE OR ANY END USER.

10.      INDEMNIFICATION

         10.1 LICENSEE's Indemnification. LICENSEE shall indemnify and hold harmless NOA and Nintendo Co., Ltd. (and any of their respective affiliates, subsidiaries, licensors, suppliers, officers, directors, employees or agents)
from any claims, losses, liabilities, damages, expenses and costs, including, without limitation, reasonable attorneys' fees and costs and any expenses incurred in the settlement or avoidance of any such claim, which result from or are in connection with:

                  (a) a breach of any of the provisions, representations or
warranties undertaken by LICENSEE in this Agreement,

                                       11

                  (b) any infringement of a third party's Proprietary Rights as a result of the design, development, advertising, marketing, sale or use of the
Licensed Products or the Marketing Materials,

                  (c) any claims alleging a defect, failure to warn, bodily
injury (including death) or other personal or property damage arising out of, or in connection with the design, development, advertising, marketing, sale or use of any of the Licensed Products, and

                  (d) any federal, state or foreign civil or criminal actions relating to the design, development, advertising, marketing, sale or use of the
Licensed Products or the Marketing Materials.

NOA and LICENSEE shall give prompt Notice to the other of any indemnified claim under this Section 10.1. With respect to any third party claim subject to this indemnity clause, LICENSEE, as indemnitor, shall have the right to select counsel and to control the defense and/or settlement thereof. NOA may, at its own expense, participate in such action or proceeding with counsel of its own choice. LICENSEE shall not enter into any settlement of any such claim in which
() NOA or Nintendo Co., Ltd. has been named as a party, or (ii) claims relating to the intellectual Property Rights have been asserted, without NOA's prior written consent. NOA shall provide reasonable assistance to LICENSEE in its defense of any such claim.

         10.2 LICENSEE's Insurance. LICENSEE shall, at its own expense, obtain a comprehensive policy of general liability. insurance (including coverage for advertising and product liability claims) from a recognized insurance company.
Such policy of insurance shall be in an amount of not less than Five Million
Dollars ($5,000,000 US) on a per occurrence basis and shall provide for adequate protection against any suits, claims, loss or damage by the Licensed Products.
Such policy shall name NOA and Nintendo Co., Ltd. as additional insureds and shall specify that it may not be canceled without thirty (30) days' prior written Notice to NOA. A Certificate of Insurance shall be provided to NOA's
Licensing Department not later than the date of the initial order of Licensed
Products under this Agreement. If LICENSEE fails to maintain such insurance at any time during the Term and for a period of two (2) years thereafter, NOA may secure such insurance at LICENSEE's expense.

         10.3 Suspension of Production. In the event NOA deems itself at risk with respect to any claim, action or proceeding under this Section 10, NOA may, at its sole option, suspend production, delivery or order acceptance for any
Licensed Products, in whole or in part, pending resolution of such claim, action or proceeding.

11.      PROTECTION OF PROPRIETARY RIGHTS

         11.1 Joint Actions Against Infringers. LICENSEE and NOA may agree to jointly pursue cases of infringement involving of the Licensed Products,, as such Licensed Products will contain Proprietary Rights owned by each of them.
Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court, in the event of such an action, any recovery shall be used first to reimburse LICENSEE and NOA for their respective reasonable attorneys' fees and costs incurred in bringing such action, pro rata, and any remaining recovery

                                       12

shall be distributed to LICENSEE and NOA, pro rata, based upon the fees and costs incurred in bringing such action.

         11.2 Actions by LICENSEE. LICENSEE, without the consent of NOA, may bring ay action or proceeding relating to an infringement or potential
Infringement of LICENSEE's Proprietary Rights in the Licensed Products. LICENSEE
shall make reasonable efforts to inform NOA of such actions in a timely manner.
LICENSEE will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

         11.3 Actions by NOA. NOA, without the consent of LICENSEE, may bring ay action or proceeding relating to an infringement or potential Infringement of
NOA's Proprietary Rights in the Licensed Products. NOA shall make reasonable efforts to inform LICENSEE of such actions in a timely manner. NOA will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

12.      ASSIGNMENT

         12.1 No Assignment by LICENSEE. This Agreement is personal to LICENSEE and may not be sold, assigned, delegated, sublicensed or otherwise transferred or encumbered, in whole or in part, without NOA's prior written consent, which consent may be withheld by NOA in it sole discretion. In the event of an assignment or other transfer in violation of this Agreement, NOA shall have the unqualified right to immediately terminate this Agreement without further obligation to LICENSEE.

         12.2 Assignment by Operation of Law. In the event of an assignment of this Agreement by operation of law, LICENSEE shall, not later than thirty (30)
days thereafter, give Notice and seek consent thereto from NOA. Such Notice shall disclose the name of the assignee, the effective date and the nature and extent of the assignment. An assignment by operation of law includes, but is not limited to (a) a merger of LICENSEE into another business entity or a merger of another business entity into LICENSEE, (b) the sale, assignment or transfer of all or substantially all of the assets of LICENSEE to a third party, (c) the sale, assignment or transfer to a third party of any of LICENSEE's intellectual property rights which are used in the development of or are otherwise incorporated into any Licensed Products, or (d) the sale, assignment or transfer of any of LICENSEE's stock resulting in the acquirer having management power over or voting control of LICENSEE. Following the later of (i) such an assignment by operation of law, or (ii) receipt of Notice therefor, NOA shall have the unqualified right for a period of ninety (90) days to immediately terminate this Agreement without further obligation to LICENSEE.

         12.3 Non-Disclosure Obligation. In no event shall LICENSEE disclose or allow access to NOA's Confidential Information prior to or upon the occurrence of an assignment, whether by operation of law or otherwise, unless and until NOA gives its written consent to such disclosure.

13.      TERM AND TERMINATION

         13.1 This Agreement shall commence on the Effective Date and continue for the Term, unless earlier terminated as provided for herein.

                                       13

         13.2 Default or Breach. In the event that either party is in default or commits a breach of this Agreement, which is not cured within thirty (30) days after Notice thereof, t then this Agreement shall automatically terminate on the date specified in such Notice.

         13.3 Bankruptcy. At NOA's option, this Agreement may be terminated immediately and without Notice In the event that LICENSEE (a) makes an assignment for the benefit of creditors, (b) becomes insolvent, (C) files a voluntary petition for bankruptcy, (d) acquiesces to any involuntary bankruptcy petition, (e) is adjudicated as a bankrupt, or (f) ceases to do business.

         13.4 Termination Other Than by Breach. Upon the expiration of this
Agreement or its termination other than by LICENSEE's breach, LICENSEE shall have a period of one hundred eighty (180) days to sell any unsold Licensed
Products. All Licensed Products in LICENSEE's control following the expiration of such sell-off period shall be destroyed by LICENSEE within ten (10) days and proof of such destruction (certified by an officer of LICENSEE) shall be provided to NOA.

         13.5 Termination by LICENSEE's Breach. If this Agreement is terminated by NOA as a result of a breach of its terms and conditions by LICENSEE, LICENSEE shall immediately cease all distribution, advertising, marketing or sale of any
Licensed Products. All Licensed Products in LICENSEE's control as of the date of such termination shall be destroyed by LICENSEE within ten (10) days and proof of such destruction (certified by an officer of LICENSEE) shall be provided to
NOA.

         13.6 Breach of NDA or Other NOA License Agreements. At NOA's option, any breach by LICENSEE of (a) the NDA or (b) any other license agreement between
NOA and LICENSEE relating to the development of games for any Nintendo video game system which is not cured within the time period for cure allowed under the applicable agreement, shall be considered a material breach of this Agreement entitling NOA to terminate this Agreement in accordance with Section 13.5 herein.

         13.7 No Further Use of the Intellectual Property Rights. Upon
expiration and/or termination of this Agreement, LICENSEE shall cease all use of the Intellectual Property Rights for any purpose, except as may be required in connection with the sale of Licensed Products authorized under Section 13.4 herein. LICENSEE shall, within thirty (30) days thereafter, return or destroy all Guidelines, writings, drawings, models, data, tools and other materials and things in LICENSEE's possession or in the possession of any past or present employee, agent or contractor receiving the information through LICENSEE, which constitute or relate to or disclose any Confidential Information, without making copies or otherwise retaining any such information. Proof of any destruction shall be certified by an officer of LICENSEE and promptly provided to NOA.

         13.8 Termination by NOA's Breach. If this Agreement is terminated by
LICENSEE as a result of a breach of its terms or conditions by NOA, LICENSEE may continue to sell the Licensed Products in the Territory until the expiration of the Term, at which time the provisions of Section 13.4 shall apply.

                                       14

14.      GENERAL PROVISIONS

         14.1 Export Control. LICENSEE agrees to comply with the export laws and regulations of the United States and any other country with jurisdiction over the Licensed Products and/or either party.

         14.2 Force Majeure. Neither party shall be liable for any breach of this Agreement occasioned by any cause beyond the reasonable control of such party, including governmental action, war, riot or civil commotion, fire, natural disaster, labor disputes, restraints affecting shipping or credit, delay of carriers, inadequate supply of suitable materials or any other cause which could not with reasonable diligence be controlled or prevented by the parties.
In the event of material shortages, including shortage of materials or production facilities necessary for production of the Licensed Products, NOA reserves the right to allocate such resources among itself and its licensees.

         14.3 Records and Audit. During the Term and for a period of two (2)
years thereafter, LICENSEE agrees to keep accurate, complete and detailed records related to the development and sale of the Licensed Products and the
Marketing Materials. Upon reasonable Notice to LICENSEE, NOA may, at its expense, audit LICENSEE's records, reports and other information related to
LICENSEE's compliance with this Agreement.

         14.4 Waiver, Severability, Integration. and Amendment. The failure of a party to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of such party to thereafter enforce such provision. In the event that any term, cause or provision of this Agreement shall be construed to be or adjudged invalid, void or unenforceable, such term, clause or provision shall be construed as severed from this Agreement, and the remaining terms, clauses and provisions shall remain in effect. Together with the NDA, this Agreement constitutes the entire agreement between the parties relating to the subject matter hereof. All prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement and the NDA. Any amendment shall be in writing signed by both parties.

         14.5 Survival. In addition to those rights specified elsewhere in this
Agreement, the rights and obligations set forth in Sections 3, 8, 9, 10 and 13 shall survive any expiration or termination of this Agreement to the degree necessary to permit their complete fulfillment or discharge.

         14.6 Governing Law and Venue. This Agreement shall be governed by the laws of the State of Washington, without regard to its conflict of laws principles. Any legal action (including judicial and administrative proceedings)
with respect to any matter arising under or growing out of this Agreement, shall be brought in a court of competent jurisdiction in King County, Washington. Each party hereby consents to the jurisdiction and venue of such courts for such purposes.

         14.7 Equitable Relief. LICENSEE acknowledges that in the event of its breach of this Agreement, no adequate remedy at law may be available to NOA and that NOA shall be entitled to seek injunctive or other equitable relief in addition to any relief available at law.

                                       15

         14.8 Attorneys' Fees. In the event it is necessary for either party to this Agreement to undertake legal action to enforce or defend any action arising out of or relating to this Agreement, the prevailing party in such action shall be entitle to recover from the other party all reasonable attorneys' fees, costs and expenses relating to such legal action or any appeal therefrom.

         14.9 Counterparts and Signature by Facsimile. This Agreement may be
signed in counterparts, which shall together constitute a complete Agreement. A signature transmitted by facsimile shall be considered an original for purposes of this Agreement.

                                       16

         IN WITNESS WHEREOF, the parties have entered into this Agreement on the dates set forth below.

NOA:                                         LICENSEE:

NINTENDO OF AMERICA INC.                     MAJESCO SALES, INC.

By: /s/                                      By: /s/
    ----------------------------------           -------------------------------
Title: Executive VP, Administration          Title: President
Date:  5/10/01                               Date:  4/18/01